EXHIBIT 99.4

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT.

Warrant No.	Number of Shares:
(subject to adjustment)
Date of Issuance: , 2003

SONTRA MEDICAL CORPORATION

Common Stock Purchase Warrant

Void after                             , 2008

Sontra Medical Corporation, a Minnesota corporation (the “Company”), for value received, hereby certifies that Dawson James Securities, a Division of Viewtrade Financial (including registered assigns, the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before             , 2008 at not later than 5:00 p.m. (Boston, Massachusetts time) up to              shares of Common Stock, $.01 par value per share, of the Company (the “Common Stock”), at a purchase price of $1.20 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively.

1. Registration Rights. The Warrant Shares possess registration rights on a pari passu basis to those registration rights granted by the Company to the Subscribers pursuant to the Subscription Agreements, dated as of September 12, 2003, by and between the Company and the Subscribers, as amended by the Series A Unit Supplemental Agreements dated as of September 12, 2003 (collectively, the “Subscription Agreements”).

2. Exercise.

(a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

(b) If on any date after the later of (i) the effectiveness of the Registration Statement (as defined in the Subscription Agreements), and (ii) the date on which Shareholder Approval (as defined in the Subscription Agreements) is obtained, the closing price of the Common Stock, as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or the principal exchange on which the Common Stock is listed, or if not so listed then in the over-the-counter market as published in The Wall Street Journal, for 20 consecutive trading days equals at least $4.00 (subject to adjustment in the event of any subdivision, combination or reclassification affecting the Common Stock), the Company shall have the right, at its option and upon 30 days written notice to the Registered Holder, to terminate this Warrant; provided that (i) the Registered Holder shall have the right to exercise this Warrant at any time prior to such termination pursuant to Section 2(a), and (ii) the Registration Statement shall be effective at all times during such 30-day notice period. Upon such termination, the Registered Holder shall have no further rights hereunder. The Registered Holder shall have the right to exercise the Warrant until the termination of the 30-day notice period, provided that such 30-day notice period terminates prior to                     , 2008.

(c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 2(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(d) In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Registered Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such reasonable time.

(e) For purposes of this Warrant, the per share fair market value of the Company’s Common Stock shall mean:

(i) If the Company’s Common Stock is publicly traded, the per share fair market value shall be the average of the closing prices of the Common Stock as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or the principal exchange on which the Common Stock is listed, or if not so listed then the fair market value shall be the average of the closing bid prices of the Common Stock in the over-the-counter market as published in The

Wall Street Journal, in each case for the fifteen trading days ending five trading days prior to the date of determination of fair market value;

(ii) If the Company’s Common Stock is not so publicly traded, the per share fair market value shall be such fair market value as is determined in good faith by the Board of Directors of the Company after taking into consideration factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm’s length.

(f) NOTWITHSTANDING ANY OTHER PROVISION OF THIS WARRANT, THIS WARRANT SHALL NOT BE EXERCISABLE UNLESS AND UNTIL SHAREHOLDER APPROVAL (AS DEFINED IN THE SUBSCRIPTION AGREEMENT) IS OBTAINED.

3. Adjustments.

(a) If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced and the number of Warrant Shares issuable upon exercise of the Warrant immediately prior to such subdivision or the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased, and the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately reduced.

(b) If there shall occur any capital reorganization or reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, (i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Registered Holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the fair market value per share of Common Stock at the time of the transaction, as determined pursuant to subsection 1(d) above. The provisions of this subsection 3(b) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(c) In case the Company, at any time or from time to time prior to the exercise in full of this Warrant, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in this Paragraph 3 (but not including any action described in any such Paragraph) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Purchase Price as a result of such action, then, and in each such case, the Purchase Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of Warrants).

(d) When any adjustment is required to be made pursuant to this Section 3, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price and the number of Warrant Shares issuable upon exercise of this Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following such adjustment.

4. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value per share of Common Stock, as determined pursuant to subsection 1(e) above.

5. Requirements for Transfer.

(a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the “Act”), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

(b) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

6. Representations and Warranties of Registered Holder. The Registered Holder represents and warrants to the Company as follows:

(a) This Warrant and the Warrant Shares issuable upon exercise thereof are being acquired for the Registered Holder’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act, and the Registered Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Act. The Registered Holder is not a registered broker dealer or an entity engaged in the business of being a broker dealer. The Registered Holder understands that this Warrant and the Warrant Shares issuable upon exercise thereof are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Warrant and the Warrant Shares issuable upon exercise thereof may be resold without registration under the Act only in certain limited circumstances.

(b) The Registered Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(c) The Registered Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant.

7. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant; provided, however, that if at any time the Company shall not have sufficient shares so available, the Company shall promptly take corrective action to remedy such shortfall.

8. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company,

the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

9. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10. Transfers, etc.

(a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

(b) Subject to the provisions of Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company.

(c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary and with no liability whatsoever to the Registered Holder.

11. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be given by hand, by messenger, mailed by first-class certified, registered mail, postage prepaid, or by a nationally recognized overnight delivery company to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be given by hand, by messenger, mailed by first-class certified or registered mail, postage prepaid, or by a nationally recognized overnight delivery company to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth in the preamble hereto, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

12. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

14. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

* * * * *

15. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

SONTRA MEDICAL CORPORATION

By:
Name:
Title:

EXHIBIT I

PURCHASE FORM

To:	Sontra Medical Corporation 10 Forge Parkway Franklin, MA 02038 Attn: Chief Financial Officer	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.         ), hereby irrevocably elects to purchase              shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $                 in lawful money of the United States, representing the full purchase price for such shares at the price per share provided for in such Warrant.

Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

The undersigned hereby represents and warrants that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 6 of the attached Warrant are true and correct as of the date hereof.

Signature:
Address:

EXHIBIT II

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                  hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.             ) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	Shares

Dated:	Signature:

Dated:	Witness: